SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  Form 8-K (A)


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 6, 2003


                         First Federal Bankshares, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                           0-25509              42-1485449
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(State or other jurisdiction)       (Commission File No.)    (I.R.S. Employer
        of incorporation)                                    Identification No.)


Address of principal executive offices:329 Pierce Street, Sioux City, Iowa 51101
                                       -----------------------------------------


Registrant's telephone number, including area code:  (712) 277-0200
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address if changed since last report)



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Item 4. Changes in Registrant's Certifying Accountants

     On April 17, 2003, the Audit Committee of the Company approved the dismissal of KPMG LLP ("KPMG") as the Company's independent accountants, effective for fiscal year 2004.

     The audit reports of KPMG on the financial statements of the Company for the years ended June 30, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years and the interim period through the date of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 (the "Annual Report"), there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports.

     During the two most recent fiscal years, there were no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).

     The Company requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not KPMG agreed with the above statements, which appeared in Item 9 of the Annual Report. A copy of KPMG's letter to the SEC dated October 6, 2003 is filed as Exhibit 16 to this Form 8-K/A.

     On April 17, 2003, the Company engaged McGladrey & Pullen, LLP as the Company's new independent accountants for the fiscal year 2004. During the two most recent fiscal years and the subsequent interim period through the date of the Annual Report, the Company did not consult with McGladrey & Pullen, LLP regarding any matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                 FIRST FEDERAL BANKSHARES, INC.


DATE:  October 6, 2003                           By: /s/Colin D Anderson
                                                   ---------------------
                                                  Colin D. Anderson
                                                  Senior Vice President and CFO